Exhibit 99.1

TIAA Retirement Annuity Accounts

TIAA Real Estate Account

Real Estate				As of 6/30/2015

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses1 2
$21.1 Billion	10/02/1995	QREARX	0.87%

Portfolio Strategies

This variable annuity account seeks favorable long-term returns primarily through rental income and appreciation of real estate and real estate-related investments owned by the Account. The Account will also invest in non-real estate-related publicly traded securities and short-term higher quality liquid investments that are easily converted to cash to enable the Account to meet participant redemption requests, purchase or improve properties or cover other expense needs. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related assets with the goal of producing favorable long-term returns. The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family residential properties. The Account may also make foreign real estate investments. Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign non-real estate-related liquid investments may not comprise more than 25% of the Account’s net assets. The Account will invest the remaining portion of its assets (targeted between 15% and 25% of net assets) in publicly traded, liquid investments.

Learn More

For more information please contact:

800 842-2252

Weekdays 8 a.m. to 10 p.m. ET,

Saturdays 9 a.m. to 6 p.m. ET,

or visit tiaa-cref.org

Performance

	Total Return			Average Annual Total Return
	3 Months	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	1.33%	4.35%	10.75%	10.11%	12.05%	4.61%	6.48%

The returns quoted represent past performance, which is no guarantee of future results. Returns and the principal value of your investment will fluctuate. Current performance may be higher or lower than that shown, and you may have a gain or a loss when you redeem your mutual fund shares. For current performance information, including performance to the most recent month-end, please visit tiaa-cref.org, or call 800 842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1]	Expenses are estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.
[2]	The Account’s total annual expense deduction appears in the Account’s prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on June 30, 2005 and redeemed on June 30, 2015.

— TIAA Real Estate Account	$15,693

The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type	(As of 6/30/2015)	Properties by Region	(As of 6/30/2015)
% of Real Estate Investments3 4		% of Real Estate Investments[3]
Office	42.5	East	41.4
Apartment	24.3	West	34.6
Retail	15.8	South	22.5
Industrial	14.1	Midwest	1.5
Other	3.3

[3]	Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.
[4]	Other properties represents interest in Storage Portfolio investment and a fee interest encumbered by a ground lease real estate investment.

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts
TIAA Real Estate Account

Real Estate	As of 6/30/2015

Portfolio Composition	(As of 6/30/15)
Investments by Type	% of Net Assets
Real Estate Properties (Net Of Debt)	55.5%
Short Term Investments	20.4%
Real Estate Joint Venture And Limited Partnerships	16.1%
Marketable Securities Real Estate Related	8.0%
Other (Net Receivable/Liability)	0.0%

Top 10 Holdings[5]	(As of 6/30/15)
% of Total Investments[6]
1001 Pennsylvania Avenue	3.6%
The Florida Mall	2.7%
Fourth and Madison	2.1%
99 High Street	2.1%
DDR Joint Venture	2.1%
425 Park Avenue	1.9%
501 Boylston Street	1.9%
Colorado Center	1.8%
780 Third Avenue	1.8%
Ontario Industrial Portfolio	1.8%

Market Recap

Steady economic growth supports commercial real estate market fundamentals

The Bureau of Labor Statistics reported stronger job growth in the second quarter as 664,000 jobs were added compared to 586,000 during first quarter 2015. All major employment sectors contributed to growth, including the government sector. Monthly average job gains rose to 221,000 per month which is sufficient to absorb new workers entering the labor force. As a result, the unemployment rate declined to 5.3% at the end of June from 5.5% in March.

Employment trends in financial and professional and business services support demand for office space. The professional and business services sector added 204,000 jobs during the second quarter versus 108,000 previously, while the financial sector added 37,000 jobs to the 41,000 added during first quarter. National office market conditions improved considerably during the second quarter as CB Richard Ellis Econometric Advisors (“CBRE-EA”) reported that the vacancy rate dropped to 13.5% from 13.9% previously. The national office vacancy rate is now at its lowest point since 2008 and has improved for 21 consecutive quarters. Vacancy improvements were widespread as vacancy rates declined in 50 of 62 markets tracked by CBRE-EA.

The national industrial availability rate dropped to 9.8% in the second quarter of 2015 from 10.1% previously, and now matches the pre-recession low from fourth quarter 2007. Despite the improvement in market conditions, new supply has remained modest, and demand has outpaced construction since the recovery began. Consequently, availability rates declined further in 37 of 56 markets tracked by CBRE-EA.

National apartment market conditions tightened during second quarter as the national vacancy rate declined to 4.3% versus 4.6% in second quarter 2014. (Seasonal leasing patterns in the apartment market require vacancy comparisons on a year-over-year basis). Effective rents have risen above previous peaks in most markets, prompting significant construction in some. However, on a national basis, demand has kept pace with construction due to healthy job growth and favorable demographic trends. CBRE-EA expects demand to continue to outpace supply in the near term, but moderation in rent growth should be expected as new supply is delivered.

Retail sales continued to modestly grow during the second quarter. Preliminary data from the U.S. Census Bureau indicate that retail sales excluding autos and auto parts increased 1.1% versus first quarter 2015. Sales growth of apparel and home furnishings was slightly stronger at 1.5% and 2.2%, respectively. However, consumers have largely been saving the windfall from lower gasoline prices. Consequently, retail market conditions improved modestly in the second quarter; the national availability rate inched down to 11.4% from 11.5% previously.

Important Information

[5]	The top 10 holdings are subject to change and may not be representative of the Account’s current or future investments. The holdings listed only include the Account’s long-term investments. Money market instruments and/or futures contracts, if applicable, are excluded. The holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy or sell a particular security.
[6]	Value as reported in the June 30, 2015 Consolidated Schedule of Investments. Investments owned 100% by the Account are reported based on fair value. Investments in joint ventures are reported at fair value and are presented at the Account’s ownership interest.

This property, 1001 Pennsylvania Avenue, is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $486.5 million.
This property, The Florida Mall, is held in a joint venture with Simon Property Group, L.P., in which the Account holds a 50% interest, and is presented net of debt. As of June 30, 2015 this debt had a fair value of $189.2 million.
This property, Fourth and Madison, is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $288.3 million.
This investment, DDR, is held in a joint venture with DDR Corp., in which the Account holds an 85% intesest, and consists of 26 retail properties located in 11 states and is presented net of debt. As of June 30, 2015 this debt had a fair value of $690.7 million.
This property, Colorado Center, is held in a joint venture with EOP Operating LP, in which the Account holds a 50% interest, and is presented net of debt. As of June 30, 2015, this debt had a fair value of $125.0 million.
This property, 780 Third Avenue, is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $246.9 million.

Real estate investment portfolio turnover rate was 6.5% for the year ended 12/31/2014. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period.

Marketable securities portfolio turnover rate was 15.9% for the year ended 12/31/2014. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.

Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates.

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TIAA Retirement Annuity Accounts
TIAA Real Estate Account

Real Estate	As of 6/30/2015

TIAA-CREF Individual & Institutional Services, LLC, Teachers Personal Investors Services, Inc., and Nuveen Securities, LLC, Members FINRA and SIPC, distribute securities products.

Investment, insurance and annuity products: are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value.

THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161.

A Note About Risks

In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.

The risks associated with investing in the Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.

©2015 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund (TIAA-CREF), 730 Third Avenue, New York, NY 10017

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